Exhibit 99.1

KemPharm, Inc. Announces Changes to Senior Leadership to Target Strategic Opportunities

Rusty Johnson Named as Newly Created Chief Business Officer; LaDuane Clifton Appointed as Chief Financial Officer

Coralville, IA – June 25, 2015 – KemPharm, Inc. (NASDAQ: KMPH), a clinical-stage specialty pharmaceutical company engaged in the discovery and development of proprietary prodrugs, today announced the appointment of Gordon K. “Rusty” Johnson to the new role of Chief Business Officer and the promotion of R. LaDuane Clifton to Chief Financial Officer. These changes are intended to enhance KemPharm’s focus on strategic opportunities for KP201/APAP and its pipeline of other prodrug product candidates in development.

As Chief Business Officer, Mr. Johnson, who first joined the Company in 2013 as Chief Operating Officer and Chief Financial Officer, will lead KemPharm’s strategic and business development initiatives related to the Company’s pipeline of prodrug candidates, including its lead candidate, KP201/APAP, the Company’s most advanced product candidate. He will also continue to focus on capital markets activities and investor relations.

Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm, said, “Creating the role of Chief Business Officer is an exciting milestone for KemPharm, which we believe reflects our growth as a specialty pharmaceutical company. Based on the current status of our product candidate pipeline, we believe enhancing our strategic focus on business development is paramount, and we’re proud to have Rusty lead this effort. Since joining the team, Rusty has been instrumental in positioning the Company financially, including two successful private financings in 2014 and 2015, followed by our successful IPO this past April. We have great confidence in focusing his efforts on our strategic business opportunities given his strong track record of success in our industry.”

As the Company’s Chief Financial Officer, Mr. Clifton will assume responsibility for the Company’s financial and operating activities. He joined KemPharm in April 2015 as Vice President of Finance and Corporate Controller. Prior to joining the Company, Mr. Clifton served in a variety of positions, including chief financial officer, secretary and treasurer with The LGL Group, Inc., a publicly held producer of industrial and commercial products and services. Mr. Clifton also previously served as the chief financial officer of a21, Inc., a publicly-held holding company with businesses in stock photography and the online retail and manufacture of framed art, as well as an auditor with KPMG, LLP.

Dr. Mickle said, “We are pleased to have LaDuane assume this key executive role given his business leadership experience as a public company CFO. We expect he will continue building upon the value he’s brought to the Company, both pre and post-IPO, taking a lead role in supporting KemPharm’s growth trajectory as we seek to realize what we believe to be the strategic and commercial potential of KP201/APAP and the other product candidates in our prodrug pipeline.”

About KemPharm:

KemPharm is a clinical-stage specialty pharmaceutical company focused on the discovery and development of prodrugs to treat serious medical conditions through its LAT platform technology. KemPharm utilizes its LAT platform technology to generate improved prodrug versions of FDA-approved drugs in the high need areas of pain, ADHD and other CNS disorders.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: KemPharm’s financial resources and whether they will be sufficient to meet KemPharm’s business objectives and operational requirements; results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by KemPharm’s intellectual property; risks related to the drug discovery and the regulatory approval process; and, the impact of competitive products and technological changes. KemPharm’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning KemPharm’s business are described in additional detail in KemPharm’s Registration Statement on Form S-1 (Registration No. 333-202660) declared effective April 15, 2015, and KemPharm’s other Periodic and Current Reports filed with the Securities and Exchange Commission. KemPharm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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For KemPharm, Inc.:	Media / Investor Contacts:
Gordon K. “Rusty” Johnson 319-665-2575 info@kempharm.com	Jason Rando / Joshua Drumm, Ph.D. Tiberend Strategic Advisors, Inc. 212-375-2665 / 2664 jrando@tiberend.com jdrumm@tiberend.com